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                                  EXHIBIT 5.01

                            Opinion of Fenwick & West


                                November 21, 1995

Symantec Corporation
10201 Torre Avenue
Cupertino, California 95014

Gentlemen/Ladies:

     At your request, we have examined the Registration Statement on Form S-8 (the "REGISTRATION STATEMENT") to be filed by you with the Securities and Exchange Commission on November 21, 1995 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of _______________ shares of your Common Stock, $0.01 par value (the "STOCK"), 1,000,000 shares of which may be sold by you pursuant to options granted or to be granted by you to your (or your parents', affiliates' or subsidiaries') employees, officers, consultants and independent contractors pursuant to your 1988 Employees Stock Option Plan, as amended (the "OPTION PLAN"), 500,000 shares of which may be sold by you to your (or your parents' or subsidiaries') employees pursuant to your 1989 Employee Stock Purchase Plan, as amended (the "PURCHASE PLAN") and __________ shares of which may be sold by you to your (or your parents' or subsidiaries') employees pursuant to the Delrina Corporation Stock Option Plan and the Delrina 1994 Stock Option Plan (collectively the "DELRINA PLANS") assumed by Symantec Corporation in connection with the Combination Agreement dated July 5, 1995 between you and Delrina Corporation. The Option Plan, the Purchase Plan and the Delrina Plans are collectively referred to as the "PLANS."

     As your counsel, we have examined the proceedings taken by you in connection with the amendment of the Plans to add the shares being registered hereby and the assumption of the Delrina Plans to add the shares being registered hereby.

     It is our opinion that the __________ shares of the Stock that may be issued and sold by you pursuant to the Plans, when issued and sold in the manner referred to in the Prospectuses contained in the Registration Statement and associated with the respective Plans, will be legally issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration and further consent to all references to us in the Registration Statement and any amendments thereto.

                                        Very truly yours,


                                        /s/ Fenwick & West


                                        FENWICK & WEST